                                                                       EXHIBIT 5

                        [Letterhead of Sidley & Austin]


                                January 23, 1998



Hussmann International, Inc.
12999 St. Charles Rock Road
Bridgeton, Missouri 63044-2483

          Re:  Hussmann International, Inc.
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Hussmann International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to 4,000,000 shares of common stock, par value $.001 per share, including associated preferred stock purchase rights of the Company (the "Common Stock"), to be offered to participants in the Company's Stock Incentive Plan (the "Plan").

     We are familiar with the Certificate of Incorporation and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and others, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Hussmann International, Inc.
January 23, 1998
Page 2


     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each share of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such share of Common Stock shall have been duly issued and sold in the manner contemplated by the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Common Stock.

     This opinion is limited to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,

                                    Sidley & Austin